Exhibit 2(G)

                           GENERAL SECURITY AGREEMENT


         THIS AGREEMENT, made this ____ day of March, 1998, by and between U.S. TECHNOLOGIES, INC., a Florida Corporation, and SSGI-UST ACQUISITION CORPORATION, a Florida Corporation (hereinafter individually and collectively referred to as "Debtor") and STRATEGIC SOLUTIONS GROUP, INC., a Delaware Corporation (hereinafter referred to as "Secured Party").

                                   WITNESSETH:

         WHEREAS, Debtor is duly indebted to Secured Party in the principal amount of Nine Hundred Twenty-Seven Thousand ($927,000.00) Dollars, or as increased pursuant to the Secured Subordinated Debenture ("Debenture" of even date herewith), evidenced by the Debenture and incorporated herein by reference (the "Obligation");

         WHEREAS, Secured Party desires to secure the Debtor's payment of the Obligation taking a security interest in all of Debtor's property.

         NOW, THEREFORE, intending to be legally bound by this Agreement, Debtor and Secured Party mutually covenant and agree as follows:

         1. SECURITY INTEREST. Debtor hereby grants and conveys to Secured Party a subordinated security interest in and lien upon the Collateral (as hereinafter defined), all in accordance with the provisions of the Uniform Commercial Code as enacted in the State of Florida (the "UCC"). Such security interest is granted as security for the payment of all amounts due by Debtor to Secured Party.

         2. COLLATERAL. For purposes of this agreement, "Collateral" shall be defined


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to include all of the assets of Debtor,  including  Debtor's  interest in
Titlelink,  and the  substitution  therefor and proceeds thereof.

         3. DEBTOR'S WARRANTIES, REPRESENTATIONS AND AGREEMENTS. The Debtor represents and warrants to Secured Party and agrees that:

                  (a) Except for the security interest herein granted and the secured interest granted to the Secured Party to become a $600,000 indebtedness, Debtor is the owner of the Collateral free from any adverse lien, security interest or encumbrance; no financing statement covering any of the Collateral or any proceeds therefor is on file in any public office; and the Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein;

                  (b) The Collateral is and will be used for business purposes;

                  (c) The offices where Debtor keeps the Books and Records (as defined in subparagraph 3(d) below) relating to the Collateral is the business address of Debtor, and Debtor shall not remove the Books and Records or keep them at any other place without giving Secured Party thirty (30) days prior written notice thereof;

                  (d) Debtor shall keep complete and accurate Books and Records (as used herein, the term "Books and Records" shall be defined to include all books of original and final entry, including computer programs, software, stored material and data banks associated with or arising out of Debtor's business or recordkeeping) and make all necessary entries therein to reflect the quantities, costs, value and location of the Collateral. Debtor agrees to mark its Books and Records in such fashion as to indicate the security interest granted to Secured Party herein. Debtor shall permit

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Secured Party, its employees and agents, to have access during regular business hours to all of Debtor's Books and Records and any other records pertaining to Debtor's business which Secured Party may request, and shall cause all persons including computer service bureaus, bookkeeping services, accountants and the like, to make all such Books and Records available to Secured party, its officers, employee and agents and, if deemed necessary by Secured Party in Secured Party's sole discretion, permit Secured Party, its officers, employees and agents to duplicate, at Debtor's expense, the Books and Records at Debtor's place of business or any other place where they may be found. Secured Party's right to inspect and duplicate Debtor's Books and Records shall be enforceable at law by action of replevin or by any other appropriate remedy at law or in equity, but shall not entitle Secured Party to inspect and duplicate Debtor's Books and Records more frequently than two times during any calendar year.

                  (e) The Collateral is and will be kept at the business location of Debtor. If Debtor removes any of the Collateral from such locations, or changes the location of its business, Debtor will give to Secured Party prior written notice of such intended removal or change, as well as of Debtor's intent to close its business or to establish any new locations;

                  (f) Debtor shall immediately notify Secured Party in writing of any event causing deterioration, loss or depreciation in value of the Collateral and the amount of such loss or depreciation. Debtor shall permit Secured Party, its officers, employees and agents, access to the Collateral during normal business hours from time to time, as and when requested by Secured Party, but no more frequently than two times during any twelve month period, for the purposes of examination, inspection and appraisal hereof and verification of Debtor's Books and Records

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pertaining thereto. Debtor will promptly notify Secured Party in writing if there is any change in the status of any Collateral.

                  (g) Debtor will not sell, exchange, lease, rent or otherwise dispose of any of the Collateral or of any Debtor's rights therein, other than in the ordinary course of Debtor's business, without the prior written consent of Secured Party;

                  (h) Until the occurrence of an Event of Default (as this term is defined below), Debtor may use the Collateral in any lawful manner not inconsistent with this Agreement or other agreements referred to herein or with the terms and condition of any policy of insurance thereon;

                  (i) No Event of Default has occurred and no event has occurred which, with the passage of time or the giving of notice or both, could be an Event of Default hereunder;

                  (j) Debtor will notify the Secured Party in writing prior to beginning to engage in business in any corporate or fictitious name other than its present corporate name;

                  (k) Debtor will not use the Collateral in violation of any federal, state or local statute or ordinance;

                  (l) Except for the security interest granted to Secured Party to secure a $600,000 indebtedness and except for Senior Indebtedness described in the Debenture, Debtor will not hereafter grant a security interest in the Collateral to any person, firm or corporation until such time as Debtor has paid the Obligation in full to Secured Party and Secured Party has terminated this Agreement;

                  (m) If any of the Collateral or any of Debtor's Books and Records are at any time to be located on premises leased by Debtor or on premises owned by Debtor subject to a mortgage or other lien, Debtor shall obtain and deliver or cause to be delivered to Secured Party prior to

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delivery of any Collateral or Books and Records concerning the Collateral to said premises, an agreement, in form satisfactory to Secured Party, waiving the landlord's, mortgagee's or lienholder's rights to enforce any claim against Debtor for moneys due under the landlord's lien, mortgagee's mortgage or other lien by levy of distraint or other similar proceeding against the Collateral or Debtor's Books and Records and assuring Secured Party's ability to have access to the Collateral and Debtor's Books and Records in order to exercise Secured Party's rights to take possession thereof and to remove them from such premises;

         4. TERM. This Agreement shall be effective as of the date first above written and shall continue in effect until such time as the Obligation is satisfied in full or this Agreement is otherwise terminated whichever is earlier.

         5. USE OF COLLATERAL; CASUALTY. Until the occurrence of an Event of Default, Debtor may use the Collateral in the course of its business.

         6. EVENT OF DEFAULT. The occurrence of any one or more of the following shall be an "Event of Default" hereunder:

                  (a) The failure of Debtor at any time to observe or perform any of its warranties, representations or agreements contained in this Agreement, and upon notice of such failure by Secured Party, Debtor does not cure such failure within ten (10) days of its mailing of notice by Secured Party;

                  (b) Debtor's default under the terms of the Obligation, or;

                  (c) The subjection of the Collateral or any rights therein to or the threat of any judicial process, or forfeiture proceedings.

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         7. SECURED PARTY'S RIGHTS AND REMEDIES. Upon or after the occurrence of any Event of Default, Secured Party may do any or all of the following, all of which rights and remedies shall be cumulative and any and all of which may be exercised from time to time and as often as Secured Party shall deem necessary or desirable:

         (a) Exercise any and all rights, privileges and remedies available to Secured Party under this Agreement, the Obligation, and of a secured party under the UCC, or any other applicable law, including without limitation the right to require the Debtor to assign the Collateral to Secured Party;

         (b) Notify account debtors to make all payments directly to Secured Party;

         (c) Cure any default in any reasonable manner and add the costs of any such cure to the amount due under the Obligation and accrue interest thereon at the prime rate then being charged by Wilmington Trust, Wilmington, Delaware;

         (d) Retain all of Debtor's Books and Records;

         (e) Upon five (5) days prior written notice to Debtor, which notice Debtor acknowledges is sufficient, proper and commercially reasonably, Secured Party may sell, or otherwise dispose of the Collateral, at any time and from time to time, in whole or in part, at public or private sale, without advertisement or notice of sale, all of which are hereby waived and apply the proceeds of any such sale:

                           (i)  first,  to the expenses of Secured party in
preparing the Collateral for sale, selling and the like, including without limitation reasonably attorneys' fees and expenses incurred by Secured Party (including fees and expenses of any litigation incident to any of the foregoing);

                           (ii) second, to the payment in full of all sums owing
to Secured Party

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under the Obligation; and

                           (iii) any excess shall be paid to Debtor. The waiver
of any Event of Default, or Secured Party's failure to exercise any right or remedy hereunder, shall not be deemed a waiver of any subsequent Event of Default or of the right to exercise that or any other right or remedy available to Secured Party.

         8. MISCELLANEOUS. The rights and privileges of Secured Party under this Agreement shall inure to the benefit of its endorsers, successors and assigns. All representations, warranties and agreements of Debtor contained in this Agreement shall survive this Agreement. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. This Agreement shall be construed with and under the laws of the State of Florida.

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         9. NOTICES. All notices, requests, demands, deliveries and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, postage prepaid, by registered or certified mail, return receipt requested to the parties at their current addresses or at such other address as may be designated in writing by a party hereto.

         IN WITNESS WHEREOF, Debtor and Secured Party have caused this Security Agreement to be duly executed and sealed as of the day and year first above written.


Attest:                                     U.S. TECHNOLOGIES, INC., Debtor


S/PETER S STEELE                            By: S/PETER S. STEELE
__________________________                      ___________________________
Peter S. Steele, Secretary                      Peter S. Steele, President


Attest:                                     SSGI-UST ACQUISITION CORPORATION,
                                            Debtor


S/PETER S. STEELE                           By: S/PETER S. STEELE
__________________________                      ___________________________
Peter S. Steele, Secretary                      Peter S. Steele, President


                                            STRATEGIC SOLUTIONS GROUP, INC.,
                                            Secured Party

S/JOHN J. CADIGAN                           By: S/JOHN J. CADIGAN
__________________________                      ____________________________
John J. Cadigan, Secretary                      John J. Cadigan, President

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